Original FileConverted StateTrueConverted Date07-Nov-2000WPClean Version2.0.0. 4CW Macro Package IntegrationNONEDOCID053137-0118-08327-NY03.2027654.4




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-A/A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Lehman Brothers Holdings Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
              (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

NASDAQ-100 Index SUNS                   The American Stock Exchange LLC
109% Minimum Redemption Stock Upside
Note Securities Due
April 26, 2004

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
 ________ (if applicable)

Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Notes" and "Description of Debt Securities" on pages S-11 to S-14 and 4 to 13 of the Prospectus Supplement dated April 19, 2001, and accompanying Prospectus dated February 17, 1998, filed with the Securities and Exchange Commission (the "Commission") on April 20, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

 1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987) 1.02 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to
          Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
          1987)

1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988) 1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.06 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.07 Fifth Supplemental Indenture dated as of August 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)


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


1.08 Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997)

1.09 Amended Form of Global Security representing $30,000,000 aggregate principal amount of the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 (filed herewith)

1.10 Amended Form of Calculation Agency Agreement, dated as of April 26, 2001, between Lehman Brothers Holdings Inc. (the "Corporation") and Lehman Brothers Inc., as calculation agent, relating to the
          Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 (filed herewith)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized.

                          Lehman Brothers Holdings Inc.


                              By: /s/ Oliver Budde
                                      Oliver Budde
                                      Vice President

Date: April 24, 2001


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





                                  EXHIBIT INDEX



Exhibit No.       Exhibit

1.09 Amended Form of Global Security representing $30,000,000 aggregate principal amount of the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004

1.10 Amended Form of Calculation Agency Agreement, dated as of April 26, 2001, between Lehman Brothers Holdings Inc.
                  (the "Corporation") and Lehman Brothers Inc., as calculation agent, relating to the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004